                                                                     EXHIBIT 4.2

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

               GUARANTEED BY AMERICAN AXLE & MANUFACTURING, INC.

                 SENIOR CONVERTIBLE NOTES DUE FEBRUARY 15, 2024

                                    INDENTURE

                          Dated as of February 11, 2004

                            BNY Midwest Trust Company

                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture Act                                                                                  Indenture Section
310(a)(1)..........................................................................................         7.10
   (a)(2)..........................................................................................         7.10
   (a)(5)..........................................................................................         7.10
   (b) ............................................................................................         7.10
   (c) ............................................................................................         N.A.
311(a).............................................................................................         7.11
   (b).............................................................................................         7.11
312(a).............................................................................................         2.05
   (b).............................................................................................        12.03
   (c).............................................................................................        12.03
313(a).............................................................................................         7.06
   (b)(2)..........................................................................................         7.06
   (c).............................................................................................         7.06
                                                                                                           12.02
   (d).............................................................................................         7.06
314(a).............................................................................................         4.04
                                                                                                           12.05
   (c)(1)..........................................................................................        12.04
   (c)(2)..........................................................................................        12.04
   (e).............................................................................................        12.05
316(a)(last sentence)..............................................................................         2.09
   (a)(1)(A).......................................................................................         6.12
   (a)(1)(B).......................................................................................         6.13
317(a)(1)..........................................................................................         6.03

* This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE 1         DEFINITIONS AND INCORPORATION BY REFERENCE....................................................       1

         Section 1.01.         Definitions......................................................................       1
         Section 1.02.         Other Definitions................................................................       8
         Section 1.03.         Incorporation by Reference of Trust Indenture Act................................       8
         Section 1.04.         Rules of Construction............................................................       8

ARTICLE 2         THE NOTES.....................................................................................       9

         Section 2.01.         Form and Dating..................................................................       9
         Section 2.02.         Execution and Authentication.....................................................      10
         Section 2.03.         Registrar, Paying Agent and Conversion Agent.....................................      10
         Section 2.04.         Paying Agent to Hold Money in Trust..............................................      10
         Section 2.05.         Holder Lists.....................................................................      11
         Section 2.06.         Transfer and Exchange............................................................      11
         Section 2.07.         Replacement Securities...........................................................      18
         Section 2.08.         Outstanding Securities...........................................................      18
         Section 2.09.         Treasury Securities..............................................................      19
         Section 2.10.         Temporary Securities.............................................................      19
         Section 2.11.         Cancellation.....................................................................      19
         Section 2.12.         Defaulted Interest...............................................................      19
         Section 2.13.         CUSIP Numbers....................................................................      19
         Section 2.14.         Calculations.....................................................................      20
         Section 2.15.         Liquidated Damages...............................................................      20

ARTICLE 3         REDEMPTION....................................................................................      20

         Section 3.01.         Method and Effect of Redemption..................................................      20
         Section 3.02.         Exclusion of Certain Securities From Eligibility for Selection for Redemption....      22
         Section 3.03.         Deposit of Redemption Price......................................................      22
         Section 3.04.         Securities Redeemed in Part......................................................      22
         Section 3.05.         Conversion Arrangement on Call for Redemption....................................      22
         Section 3.06.         Purchase of Securities at Option of the Holder for Cash..........................      23
         Section 3.07.         Purchase of Securities at Option of the Holder upon Change in Control............      25
         Section 3.08.         Effect of Purchase Notice or Change in Control Purchase Notice...................      28
         Section 3.09.         Deposit of Purchase Price or Change in Control Purchase Price....................      29
         Section 3.10.         Securities Purchased in Part.....................................................      30
         Section 3.11.         Repayment to the Company.........................................................      30

ARTICLE 4         COVENANTS.....................................................................................      30

         Section 4.01.         Payment of Securities............................................................      30
         Section 4.02.         Maintenance of Office or Agency..................................................      31
         Section 4.03.         Statement by Officers as to Default..............................................      31

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
         Section 4.04.         Existence........................................................................      31
         Section 4.05.         SEC and Other Reports............................................................      32
         Section 4.06.         Further Instruments and Acts.....................................................      32
         Section 4.07.         Covenant to Comply With Securities Laws Upon Purchase of Securities..............      32
         Section 4.08.         Delivery of Certain Information..................................................      32
         Section 4.09.         Tax Treatment of Securities......................................................      32
         Section 4.10.         Calculation of Certain Amounts...................................................      33

ARTICLE 5         CONSOLIDATION, MERGER, SALE OR CONVEYANCE.....................................................      34

         Section 5.01.         Consolidations and Mergers of Company Permitted Subject to Certain Conditions....      34
         Section 5.02.         Rights and Duties of Successor Corporation.......................................      34

ARTICLE 6         DEFAULTS AND REMEDIES.........................................................................      35

         Section 6.01.         Events of Default................................................................      35
         Section 6.02.         Acceleration of Maturity; Rescission and Annulment...............................      36
         Section 6.03.         Collection of Indebtedness and Suits for Enforcement by Trustee..................      37
         Section 6.04.         Trustee May File Proofs of Claim.................................................      38
         Section 6.05.         Trustee May Enforce Claims Without Possession of Securities......................      38
         Section 6.06.         Application of Money Collected...................................................      38
         Section 6.07.         Limitation on Suits..............................................................      39
         Section 6.08.         Unconditional Right of Holders to Receive Payments...............................      39
         Section 6.09.         Restoration of Rights and Remedies...............................................      40
         Section 6.10.         Rights and Remedies Cumulative...................................................      40
         Section 6.11.         Delay or Omission Not Waiver.....................................................      40
         Section 6.12.         Control by Holders...............................................................      40
         Section 6.13.         Waiver of Past Defaults..........................................................      41
         Section 6.14.         Undertaking for Costs............................................................      41
         Section 6.15.         Waiver of Stay or Extension Laws.................................................      41

ARTICLE 7         TRUSTEE.......................................................................................      41

         Section 7.01.         Duties of Trustee................................................................      41
         Section 7.02.         Rights of Trustee................................................................      42
         Section 7.03.         Individual Rights of Trustee.....................................................      43
         Section 7.04.         Trustee's Disclaimer.............................................................      43
         Section 7.05.         Notice of Defaults...............................................................      44
         Section 7.06.         Reports by Trustee to the Holders of the Securities..............................      44
         Section 7.07.         Compensation and Indemnity.......................................................      44
         Section 7.08.         Replacement of Trustee...........................................................      45
         Section 7.09.         Successor Trustee by Merger, Etc.................................................      46
         Section 7.10.         Eligibility; Disqualification....................................................      46

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
         Section 7.11.         Preferential Collection of Claims Against the Company............................      46

ARTICLE 8         GUARANTEE.....................................................................................      46

         Section 8.01.         Guarantee........................................................................      46
         Section 8.02.         Severability.....................................................................      48
         Section 8.03.         Priority of Guarantee............................................................      48
         Section 8.04.         Limitation of Guarantor's Liability..............................................      48
         Section 8.05.         Subrogation......................................................................      48
         Section 8.06.         Reinstatement....................................................................      48
         Section 8.07.         Release of the Guarantor.........................................................      49
         Section 8.08.         Benefits Acknowledged............................................................      49

ARTICLE 9         AMENDMENT, SUPPLEMENT AND WAIVER..............................................................      49

         Section 9.01.         Supplemental Indentures Without Consent of Holders...............................      49
         Section 9.02.         Supplemental Indentures with Consent of Holders..................................      50
         Section 9.03.         Execution of Supplemental Indentures.............................................      51
         Section 9.04.         Effect of Supplemental Indentures................................................      51
         Section 9.05.         Reference in Securities to Supplemental Indentures...............................      51

ARTICLE 10        SATISFACTION AND DISCHARGE....................................................................      52

         Section 10.01.        Satisfaction and Discharge.......................................................      52
         Section 10.02.        Repayment to the Company.........................................................      52

ARTICLE 11        CONVERSIONS...................................................................................      52
         Section 11.01.        Conversion Privilege.............................................................      52
         Section 11.02.        Conversion Procedure.............................................................      53
         Section 11.03.        Fractional Shares................................................................      55
         Section 11.04.        Taxes on Conversion..............................................................      55
         Section 11.05.        The Company to Provide Stock.....................................................      55
         Section 11.06.        Adjustment for Change in Capital Stock...........................................      56
         Section 11.07.        Adjustment for Rights Issue......................................................      56
         Section 11.08.        Adjustment for Other Non-Cash Distributions......................................      57
         Section 11.09.        Adjustment for Cash Distributions................................................      59
         Section 11.10.        Adjustment for Tender Offers or Exchange Offers..................................      59
         Section 11.11.        When Adjustment May Be Deferred..................................................      60
         Section 11.12.        When No Adjustment Required......................................................      60
         Section 11.13.        Notice of Adjustment.............................................................      61
         Section 11.14.        Voluntary Increase...............................................................      61
         Section 11.15.        Notice of Certain Transactions...................................................      61
         Section 11.16.        Reorganization of Company; Special Distributions.................................      62
         Section 11.17.        Company Determination Final......................................................      62
         Section 11.18.        Trustee's Adjustment Disclaimer..................................................      63
         Section 11.19.        Simultaneous Adjustments.........................................................      63
         Section 11.20.        Successive Adjustments...........................................................      63

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                PAGE
         Section 11.21.     Rights Issued in Respect of Common Stock Issued Upon Conversion..................    63

ARTICLE 12        CONTINGENT CASH INTEREST...................................................................    64

         Section 12.01.     Contingent Cash Interest.........................................................    64
         Section 12.02.     Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved...    65
         Section 12.03.     Bid Solicitation Agent...........................................................    65

ARTICLE 13        MISCELLANEOUS..............................................................................    65

         Section 13.01.     Trust Indenture Act Controls.....................................................    65
         Section 13.02.     Notices..........................................................................    65
         Section 13.03.     Communication by Holders of Securities with Other Holders of Securities..........    67
         Section 13.04.     Certificate and Opinion as to Conditions Precedent...............................    67
         Section 13.05.     Statements Required in Certificate or Opinion....................................    67
         Section 13.06.     Rules by Trustee and Agents......................................................    68
         Section 13.07.     No Personal Liability of Directors, Officers, Employees and Stockholders.........    68
         Section 13.08.      Governing Law...................................................................    68
         Section 13.09.     No Adverse Interpretation of Other Agreements....................................    68
         Section 13.10.     Successors.......................................................................    68
         Section 13.11.     Severability.....................................................................    68
         Section 13.12.     Counterpart Originals............................................................    68
         Section 13.13.     Table of Contents, Headings, Etc.................................................    68

                               EXHIBITS AND ANNEX

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF GUARANTEE

Annex A           PROJECTED PAYMENT SCHEDULE

                  INDENTURE dated as of February 11, 2004, between AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., a Delaware corporation (the "Company"), AMERICAN AXLE & MANUFACTURING, INC., a Delaware corporation, as Guarantor (as defined below) and BNY Midwest Trust Company, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Senior Convertible Securities of the Company due February 15, 2024 (the "Securities"). Except as otherwise provided herein, the Securities shall be limited to $150,000,000 in aggregate Original Principal Amount outstanding.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01. Definitions.

                  "144A Global Security" means a global note in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

                  "Accreted Principal Amount" of a Security means, until February 15, 2011, the Original Principal Amount of the Security and, beginning February 15, 2011, means the Original Principal Amount of the Security increasing at the rate of 2.00% per year. The calculation of the accretion of principal will be on a semiannual bond equivalent basis using a 360 day year of twelve 30 day months. On February 15, 2024, the maturity date of the Securities, a Holder will receive $1,295.25 for each $1,000 Original Principal Amount of Securities.

                   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Applicable Stock Price" means, in respect of a Conversion Date, the average of the Closing Sale Prices per share of Common Stock over the five Trading Day period starting the third Trading Day following such Conversion Date.

                  "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of: (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or dividends or distribution in respect of which the Average Sale Price is being calculated, or (ii) the period (x) commencing on the date next succeeding the first public announcement of (1) the issuance of rights, warrants or options or (2) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days), or (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (1) issuance of rights, warrants or options or (2) distribution, in each case, for which an adjustment is required by the provisions of Section 11.07, 11.08, 11.09 or 11.10 hereof and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, distribution, subdivision, combination or reclassification to which Section 11.06(a), (b), (c) or (d) hereof applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, distribution, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

                  "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or a business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Closing Sale Price" of the Common Stock on any Trading Date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such Trading Date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the NYSE or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

                  "Common Stock" means the shares of common stock, $.01 par value per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Company" means American Axle & Manufacturing Holdings, Inc., a Delaware corporation.

                  "Contingent Cash Interest" means such cash interest payable as described in Article 12.

                  "Conversion Agent" shall initially mean the Trustee.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Current Market Price" on any date of determination means the average of the Closing Sale Prices per share of Common Stock for each of the 10 consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex-date" with respect to the issuance, dividend or distribution requiring such computation immediately prior to the date in question. For purpose of this definition, the term "ex-date," means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution.

                  "Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

                  "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Ex-Dividend Time" means with respect to stockholders of the Company entitled to receive rights, warrants or options or a dividend or distribution, the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or a dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.

                  "Global Security Legend" means the legend set forth in Section 2.06(e)(ii), which is required to be placed on all Global Securities issued under this Indenture.

                  "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, issued in accordance with certain sections of this Indenture.

                   "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

                  "Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

                  "Guarantor" means American Axle & Manufacturing, Inc. and its successors and assigns until released from its obligations under its Guarantee and this Indenture in accordance with the terms of this Indenture.

                  "Holder" means a Person in whose name a Security is registered.

                   "Indebtedness" means (1) any liability of any Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding Trade Payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with GAAP; (2) preferred or preference stock of a Subsidiary of the Company held by Persons other than the Company or a Subsidiary of the Company; (3) any liability of others described in the preceding clause (1) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and
(4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                   "Issue Date" means the date on which the $150 million in aggregate principal amount of the Securities were originally issued under this Indenture.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banks in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

                   "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company.

                  "Original Principal Amount" means the original principal amount of such Security on the Issue Date as set forth on the face of such Security, and shall be equal to the Issue Price.

                  "Participant" means a Person who has an account with the Depositary.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "principal" or "principal amount" of a Security on any date means the Accreted Principal Amount of such Security on such date.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(e)(i) to be placed on all Securities issued hereunder except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                   "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 11, 2004, by and among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                   "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

                  "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale Price" of Common Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated or (b) in the absence of such quotation, such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully-informed buyer, acting on his own accord, would pay to a fully-informed seller, acting on his own accord in an arm's-length transaction, for a share of such Common Stock.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Notes and the Guarantee.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the date of this Indenture.

                  "Stated Maturity" means, when used with respect to the Securities or any installment of interest thereon, the date specified in such Securities as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                  "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, the Guarantor or by one or more other Subsidiaries, or by the Company, the Guarantor and one or more other Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Time of Determination" means the time and date of the earlier of (a) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 hereof applies, and (b) the Ex-Dividend Time.

                  "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on any Business Day.

                   "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent global Security in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

                  Section 1.02. Other Definitions.

                                                                        DEFINED IN
TERM                                                                     SECTION
----                                                                     -------
"Associate" ......................................................         3.07
"Authentication Order"............................................         2.02
"Average Security Market Price" ..................................        12.01
"Change in Control" ..............................................         3.07
"Change in Control Purchase Date" ................................         3.07
"Change in Control Purchase Notice" ..............................         3.07
"Change in Control Purchase Price" ...............................         3.07
"Company Notice" .................................................         3.06
"Contingent Cash Interest Payment Date" ..........................        12.02
"Contingent Cash Interest Record Date" ...........................        12.02
"Conversion Agent" ...............................................         2.03
"Conversion Date" ................................................        11.02
"Conversion Rate" ................................................        11.01
"Covenant Defeasance".............................................         8.03
"DTC".............................................................         2.03
"Event of Default"................................................         6.01
"Ex-Dividend Date" ...............................................        11.08
"Expiration Time" ................................................        11.10
"Interest Payment Date" ..........................................        Ex. A
"Legal Defeasance"................................................         8.02
"Measurement Period" .............................................        Ex. A
"Notice of Default" ..............................................         6.01
"Paying Agent"....................................................         2.03

                                                                        DEFINED IN
TERM                                                                     SECTION
----                                                                     -------
"Post-Distribution Price" ........................................        11.08
"Purchase Date" ..................................................         3.06
"Purchase Notice" ................................................         3.06
"Purchased Shares" ...............................................        11.10
"Redemption Price" ...............................................        Ex. A
"Registrar".......................................................         2.03
"Regular Record Date" ............................................        Ex. A
"Relevant Value" .................................................        12.01
"Resale Restriction Termination Date" ............................         2.06
"Rights" .........................................................        11.21
"Rights Agreement" ...............................................        11.21
"Rule 144A Information" ..........................................         4.08
"Semiannual Period" ..............................................        12.01

                  Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  (i)      "indenture securities" means the Securities;

                  (ii) "indenture security Holder" means a Holder of a Security;

                  (iii)    "indenture to be qualified" means this Indenture;

                  (iv) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (v) "obligor" on the Securities means the Company and any successor obligor upon the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Section 1.04. Rules of Construction. Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) provisions apply to successive events and transactions; and

                  (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

                  Section 2.01. Form and Dating. (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto and the Guarantee shall be substantially in the form of Exhibit D hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of Original Principal Amount of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Original Principal Amount of Securities as shall be specified therein and each shall provide that it shall represent the aggregate Original Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Original Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate Original Principal Amount of outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  Section 2.02. Execution and Authentication. One Officer of the Company shall sign the Securities for the Company by manual or facsimile signature, and one Officer of the Guarantor shall sign the Guarantee for the Guarantor by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate $150 million aggregate Original Principal Amount of Securities for original issue. The aggregate Original Principal Amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent"), and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents and conversion agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

                  The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Securities.

                  Section 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company or the Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or the Guarantor, the Trustee shall serve as Paying Agent for the Securities.

                  Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA Section 312(a).

                  Section 2.06. Transfer and Exchange. (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either: (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Security in an Original Principal Amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or
         (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an Original Principal Amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the Original Principal Amount of the relevant Global Security(ies) pursuant to Section 2.06(f) hereof; and

                  (iii) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the transfer complies with the requirements of Section 2.06(b)(ii) above and:

                           (A) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement; or

                           (B) the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                           interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2)      if the holder of such beneficial
                           interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company and the Guarantor shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate Original Principal Amount equal to the aggregate Original Principal Amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

                  (i) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                           (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (B)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                           interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2)      if the holder of such beneficial
                           interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (ii) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate Original Principal Amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate Original Principal Amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(ii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(ii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.06(d), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as required or requested by the Trustee.

                  (e) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                 "THIS SECURITY, THE COMMON STOCK INTO WHICH THE NOTES ARE
                  CONVERTIBLE AND THE GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE GUARANTEE NOR ANY INTEREST OR PARTICIPATION

                  HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A ""QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF ANY OF THE FOREGOING WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                           (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(iii), (c)(i), (c)(ii) or (d) to this Section
                  2.06 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

                  "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THE SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
                  (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
                  (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                           (iii) U.S. Tax Legend. All Securities shall bear the following legend:

                  "THE NOTES WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE FOR EACH NOTE WILL BE $1,000 AND THE ISSUE DATE FOR THE NOTES IS FEBRUARY 11, 2004. THE COMPARABLE YIELD FOR THE NOTES IS 4.58% PER ANNUM, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR U.S. FEDERAL INCOME TAX PURPOSES). FOR INFORMATION REGARDING THE YIELD TO MATURITY ON THE NOTES, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES, AND THE PROJECTED PAYMENT SCHEDULE FOR THE NOTES, HOLDERS SHOULD CONTACT THE GENERAL COUNSEL OF AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., AT ONE DAUCH DRIVE, DETROIT, MICHIGAN 48211-1198."

                  (f) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased, converted or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the Original Principal Amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (g) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company and the Guarantor shall execute and the Trustee shall authenticate Global Securities and, if necessary, Definitive Securities upon the Company' order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.04, 3.10, 9.05, 11.02 and 11.04 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.01 hereof and ending at the close of business on the day of selection, or (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or any Security in respect of which a Purchase Notice or a Change in Control Purchase Notice has been give and not withdrawn by the Holder thereof in accordance with the terms of this Indenture, except the portion of any Security not to be purchased.

                  (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

                  Section 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee or the Company or if the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company and the Guarantor shall issue and the

Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantor, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

                  Every replacement Security issued pursuant to this Section
2.07 is an additional obligation of the Company and the Guarantor and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

                  Section 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.01, 3.06 or 3.07 hereof.

                  If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue and the Accreted Principal Amount ceases to increase.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, or on the Business Day following the Purchase Date or the Change in Control Purchase Date, or at Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and interest (including Contingent Cash Interest, if any) and the principal amount shall cease to accrue or accrete, as the case may be, on such date.

                  In a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including Contingent Cash Interest, if any) and the principal amount shall cease to accrue or accrete, as the case may be, on such date.

                  Section 2.09. Treasury Securities. In determining whether the Holders of the required Original Principal Amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                  Section 2.10. Temporary Securities. Until certificates representing Securities are ready for delivery, the Company and the Guarantor may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company and the Guarantor shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

                  Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

                  Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall dispose of such canceled Securities in its customary manner. Subject to
Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or that have been converted or delivered to the Trustee for cancellation.

                  Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                  Section 2.14. Calculations. The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 2.14 or otherwise pursuant to the Securities shall be final and binding on the Company, the Guarantor and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

                  Section 2.15. Liquidated Damages. Liquidated damages, if any, shall be payable with respect to the Securities in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

                                   ARTICLE 3

                                   REDEMPTION

                  Section 3.01. Method and Effect of Redemption. (a) If the Company elects to redeem the Securities pursuant to the optional redemption provisions thereof, it must notify the Trustee of the Redemption Date, the Redemption Price specified in paragraph 6 of the Securities and the Original Principal Amount of the Securities to be redeemed by delivering written notice at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If fewer than all of the Securities are being redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, by such method as may be specified by the terms of such Securities or, if no such method is so specified, by lot, pro rata or by any other method as the Trustee shall deem fair and appropriate. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption and, in the case of any Securities selected for partial redemption, the Original Principal Amount thereof to be redeemed. Except as otherwise provided as to the Securities, the Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination of Original Principal Amount for the Securities to be redeemed or any integral multiple thereof, except that if all of the Securities are to be redeemed, the entire outstanding amount of the Securities held by such Holder, even if not equal to the minimum authorized denomination for the Securities, shall be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  (b) Notice of redemption must be mailed by first-class mail by the Company or at the Company' request, by the Trustee in the name and at the expense of the Company, to Holders at the address set forth in the most recent noteholder list described in Section 2.05 hereof whose Securities are to be redeemed at least 30 days but not more than 60 days before the

Redemption Date. The notice of redemption will identify the Securities to be redeemed and will include or state the following:

                  (1)      the Redemption Date;

                  (2) the Redemption Price fixed in accordance with the terms of the Securities to be redeemed, and the accrued interest, including Contingent Cash Interest, if any, payable on the Redemption Date;

                  (3)      the Conversion Rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                  (7) that Securities called for redemption must be so surrendered to the Paying Agent in order to collect the Redemption Price and accrued and unpaid interest, if any, including Contingent Cash Interest, if any;

                  (8) that on the Redemption Date, the Redemption Price will become due and payable on Securities called for redemption, and, unless the Company defaults in payment of the Redemption Price, interest on Securities called for redemption, including Contingent Cash Interest, if any, will cease to accrue and the principal amount will cease to accrete on and after the Redemption Date;

                  (9) if less than all the outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the Original Principal Amounts) of the particular Securities to be redeemed;

                  (10) if any Security contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Securities; and

                  (11) any other information the Company desires, in its own discretion, to present.

                  (c) Once notice of redemption is sent to the Holders, Securities called for redemption become due and payable at the Redemption Price (together with accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any) on the Redemption Date, and upon surrender of the Securities called for redemption, the Company shall redeem such Securities at the Redemption Price, except for Securities that are converted in accordance with the terms of this Indenture. Commencing on the Redemption Date, Securities redeemed will cease to accrue interest and the principal amount of such Securities shall cease to accrete. Upon surrender of any Security redeemed in part, the Holder will receive a new Security equal in Original Principal Amount to the unredeemed portion of the surrendered Security.

                  Section 3.02. Exclusion of Certain Securities From Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or the Guarantor or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor.

                  Section 3.03. Deposit of Redemption Price. Prior to 11:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.02) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified in or pursuant to the Board Resolutions) any accrued interest, including Contingent Cash Interest, if any, on all the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11 hereof. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  Section 3.04. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company and the Guarantor shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in Original Principal Amount to the Original Principal Amount of the unredeemed portion of the Security surrendered.

                  Section 3.05. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders of Securities, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest (either cash interest or Contingent Cash Interest) with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the second Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  Section 3.06. Purchase of Securities at Option of the Holder for Cash. (a) Securities shall be purchased by the Company pursuant to the terms of the Securities at the option of the Holder thereof on the purchase dates of February 20, 2011, February 15, 2014 and February 15, 2019 (each a "Purchase Date"), for cash at the purchase price of $1,000.28 per $1,000 Original Principal Amount of Securities on February 20, 2011, $1,061.52 per $1,000 Original Principal Amount of Securities on February 15, 2014 and $1,172.58 per $1,000 Original Principal Amount of Securities on February 15, 2019, plus in each case accrued and unpaid cash interest, including Contingent Cash Interest, if any, to the Purchase Date, upon:

                           (i) delivery to the Paying Agent, by the Holder, of a
                  written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                           (A) the certificate number of the Security which the Holder will deliver to the purchased (if it is a Definitive Security),

                           (B) the portion of the Original Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be an Original Principal Amount of $1,000 or an integral multiple thereof, and

                           (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture;

                           and

                           (ii) delivery of such Security to the Paying Agent
                  prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.06 only if the Security so delivered to the Paying

                  Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.06, a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid cash interest, including Contingent Cash Interest, if any) promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.06(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.08 hereof.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.06(a) hereof has been given may only be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

                  (c) The Company shall send a notice (the "Company Notice") to the Trustee and the Holders (and to beneficial owners as required by applicable law) not more than 60 Business Days and not less than 20 Business Days prior to each Purchase Date. Each Company Notice shall include a form of Purchase Notice to be completed by a Holder of Securities and shall state:

                           (i) the Purchase Price, the Conversion Rate and
                  accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

                           (ii) the name and address of the Paying Agent and the
                  Conversion Agent;

                           (iii) that Securities as to which a Purchase Notice
                  has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (iv) that Securities must be surrendered to the
                  Paying Agent to collect payment of the Purchase Price and accrued and unpaid cash interest (or accrued and unpaid Contingent Cash Interest), if any;

                           (v) that the Purchase Price for any Security as to
                  which a Purchase Notice has been given and not withdrawn, together with any cash interest payable or any Contingent Cash Interest payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in clause (iv);

                           (vi) the procedures the Holder must follow to
                  exercise rights under this Section 3.06 and a brief description of those rights;

                           (vii) briefly, the conversion rights of the
                  Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                           (viii) the procedures for withdrawing a Purchase
                  Notice;

                           (ix) that, unless the Company defaults in making
                  payment of such Purchase Price and cash interest, including Contingent Cash Interest, if any, on Securities surrendered for purchase, cash interest will cease to accrue and the principal amount will cease to accrete on such Securities on and after the Purchase Date; and

                           (x) the CUSIP number of the Securities.

                  At the Company's written request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company and the Trustee shall have no liability whatsoever with respect to the contents of such notice.

                  (d) The Company shall deposit cash at the time and in the manner as provided in Section 3.09 hereof, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid cash interest, including any Contingent Cash Interest, if any, with respect to all Securities to be purchased pursuant to this Section 3.06.

                  Section 3.07. Purchase of Securities at Option of the Holder upon Change in Control. (a) If there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in the Securities (the "Change in Control Purchase Price"), as of the date that is no later than 30 Business Days after the occurrence of the Change in Control but in no event prior to the date on which such Change in Control occurs (the "Change in Control Purchase Date").

                  A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                           (i) any "person" including its Affiliates or
                  Associates (for the purpose of this Section 3.07 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than the Company, its Subsidiaries or their employee benefit plans, becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the aggregate voting power of the Company' Capital Stock entitled under ordinary circumstances to elect at least a majority of its directors; or

                           (ii) the Company is consolidated with, or merged into, another Person or such other Person is merged into the Company (other than a transaction pursuant to which the holders of 50% or more of the total voting power of all shares of the Company' Capital Stock entitled to vote generally in the election of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors of such continuing or surviving corporation immediately after such transaction).

                  Notwithstanding the foregoing provisions of this Section 3.07, no Change of Control will be deemed to have occurred in connection with any merger or similar transaction the purpose of which is to change the state of incorporation of the relevant Person.

                  "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  (b) Within 15 days after the occurrence of a Change in Control or at the Company's option prior to such Change in Control but after it is publicly announced, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

                           (i) briefly, the events causing a Change in Control
                  and the date or expected date of such Change in Control, and that the purchase of the Securities by the Company may be conditioned on the occurrence of a Change in Control;

                           (ii) the date by which the Change in Control Purchase
                  Notice pursuant to this Section 3.07 must be given;

                           (iii) the Change in Control Purchase Price and any
                  accrued and unpaid cash interest payable with respect to the Securities as of the Change in Control Purchase Date;

                           (iv) the Change in Control Purchase Date;

                           (v) the name and address of the Paying Agent and the
                  Conversion Agent;

                           (vi) the Conversion Rate and any adjustments thereto
                  resulting from the Change in Control;

                           (vii) that Securities as to which a Change in Control
                  Purchase Notice has been given may be converted pursuant to
                  Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (viii) that Securities must be surrendered to the
                  Paying Agent to collect payment of the Change in Control Purchase Price and accrued and unpaid cash interest, including Contingent Cash Interest, if any;

                           (ix) that the Change in Control Purchase Price for
                  any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued and unpaid cash interest payable, including any Contingent Cash Interest, if any, with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in Section 3.07(b)(viii) hereof;

                           (x) briefly, the procedures the Holder must follow to
                  exercise rights under this Section 3.07;

                           (xi) briefly, the conversion rights of the
                  Securities;

                           (xii) the procedures for withdrawing a Change in
                  Control Purchase Notice;

                           (xiii) that, unless the Company defaults in making
                  payment of such Change in Control Purchase Price and cash interest, if any on Securities surrendered for purchase, any cash interest on Securities surrendered for purchase will cease to accrue and the principal amount will cease to accrete on such Securities on and after the Change in Control Purchase Date; and

                           (xiv) the CUSIP number of the Securities.

                  (c) A Holder may exercise its rights specified in Section 3.07(a) hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date, stating:

                           (i) the certificate number or numbers of the Security
                  or Securities which the Holder will deliver to be purchased (if it is a Definitive Security);

                           (ii) the portion of the Original Principal Amount of
                  the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                           (iii) that such Security shall be purchased pursuant
                  to the terms and conditions specified in the Securities.

                  The delivery of such Security to the Paying Agent at any time after the delivery of the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.07 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder together with accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.07.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.07(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09 hereof.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  The Company shall not be required to comply with this Section
3.07 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.07 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn in accordance with this Section 3.07 and the Securities.

                  Section 3.08. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.06(a) or Section 3.07(c) hereof, as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest, including any Contingent Cash Interest, with respect to such Security. Such Purchase Price or Change in Control Purchase Price (which price reflects the Issue Price plus any increase in the Accreted Principal Amount) and accrued and unpaid cash interest, including Contingent Cash Interest, if any, shall be paid to such Holder, subject to receipt of funds and/or Securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.06(a) or Section 3.07(c) hereof, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.06(a) or Section 3.07(c) hereof, as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                           (i) the Original Principal Amount being withdrawn;

                           (ii) the certificate number or numbers of the
                  Security or Securities which are to be withdrawn (if it is a Definitive Security); and

                           (iii) the Original Principal Amount, if any, of the
                  Securities that remain subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  There shall be no purchase of any Securities pursuant to
Section 3.06 or 3.07 hereof if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest or Contingent Cash Interest, if any, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest or Contingent Cash Interest, if any, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  Section 3.09. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m., New York City time, on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and any accrued and unpaid cash interest including Contingent Cash Interest, if any, with respect to all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                  Section 3.10. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested in writing by such Holder in aggregate Original Principal Amount equal to, and in exchange for, the portion of the Original Principal Amount of the Security so surrendered which is not purchased.

                  Section 3.11. Repayment to the Company. The Trustee and the Paying Agent shall promptly return to the Company any cash that remains unclaimed as provided in Section 10.02, together with interest thereon (subject to the provisions of Section 7.01 hereof), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, or cash interest, if any, including Contingent Cash Interest, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.09 hereof exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and the accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the second Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section
7.01 hereof).

                                    ARTICLE 4

                                    COVENANTS

                  Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company. Original Principal Amount, Issue Price plus any increases in the Accreted Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, cash interest and Contingent Cash Interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

                  Section 4.02. Maintenance of Office or Agency. The Company will maintain in Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration, shall be such office for such aforesaid purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office of agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demand may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Borough of Manhattan, The City of New York, for any Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  Section 4.03. Compliance Certificate. (a) The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company or the Guarantor, as the case may be, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  (b) The Company and the Guarantor shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith, but in no event later than 30 Business Days, upon any Officer becoming aware of any event which after notice or lapse of time would become a Default or Event of Default under clauses (4) or (5) of Section 6.01, a notice specifying such Default or Event of Default and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

                  Section 4.04. Existence. Subject to Article 5, the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its respective existence, rights (charter and statutory) and franchises; provided, however, that the Company and the Guarantor shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  Section 4.05. SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 4.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  Section 4.07. Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.06 or 3.07 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company and the Guarantor shall to the extent applicable (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.06 and 3.07 hereof to be exercised in the time and in the manner specified in Sections 3.06 and 3.07 hereof.

                  Section 4.08. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                  Section 4.09. Tax Treatment of Securities. The Company agrees, and by acceptance of a Security, each holder hereof is deemed to have agreed, with respect to each of the matters set forth below, as follows:

         (a)      Tax Treatment:

                  (i) to treat the Securities as indebtedness of the Company for all tax purposes;

                  (ii) to treat the Securities as indebtedness that are subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation section 1.1275-4; and

                  (iii) to treat any payment to and receipt by a Holder of Common Stock upon conversion of a Security as a contingent payment under U.S. Treasury Regulation section 1.1275-4(b) that will result in an adjustment under U.S. Treasury Regulation section 1.1275-4(b)(3)(iv) and U.S. Treasury Regulation section 1.1275-4(b)(6).

         (b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the
Securities:

                  (i) for United States federal income tax purposes, to accrue interest with respect to outstanding Securities as original issue discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b);

                  (ii) the comparable yield, as defined in U.S. Treasury Regulation section 1.1275-4(b)(4)(i), for the Securities is 4.58%, compounded semi-annually;

                  (iii) the projected payment schedule, as defined in U.S. Treasury Regulation section 1.1275-4(b)(4)(ii) is the schedule found at Annex A of this Indenture; and

                  (iv) the Company acknowledges and agrees, and each Holder and any beneficial owner of a Security, by its purchase of a Security shall be deemed to acknowledge and agree, that (A) the projected payment schedule is determined on the basis of an assumption of linear growth of stock price and a constant dividend yield, (B) the comparable yield and the projected payment schedule are not determined for any other purpose other than for the purposes of applying U.S. Treasury Regulation section 1.1275-4(b) to the Securities and (C) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities.

                  Section 4.10. Calculation of Certain Amounts. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                    ARTICLE 5

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                  Section 5.01. Consolidations and Mergers of Company Permitted Subject to Certain Conditions. The Company or the Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its respective properties and assets substantially as an entirety to any Person, unless:

                  (a) the corporation formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Guarantor, as the case may be, substantially as an entirety shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such corporation (if other than the Company or the Guarantor, as the case may be) expressly assumes by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (c) the Company or the Guarantor, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  In the case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for the Company or the Guarantor, as the case may be, as obligor on, or successor of, the Notes or the Guarantee, as the case may be, with the same effect as if it had been named therein as the Company or Guarantor; and thereafter the Company or the Guarantor, as the case may be, shall be discharged from all obligations under this Indenture and the Notes or the Guarantee, as the case may be.

                  Section 5.02. Rights and Duties of Successor Corporation. Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  Section 6.01. Events of Default. "Event of Default," wherever used herein with respect to the Securities, shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any principal amount (including the Accreted Principal Amount) at maturity or any Redemption Price, Purchase Price, or Change in Control Purchase Price due with respect to the Securities, when the same become due and payable; or

                  (2) default in payment of any interest (including Contingent Cash Interest) under the Securities, which default continues for 30 days; or

                  (3) the Guarantee ceases to be in full force and effect or is declared null and void or the Guarantor denies that it has any further liability under its guarantee to the Security Holders, or has given notice to such effect (other than by reason of the termination of this Indenture or the release of such guarantee in accordance with this Indenture), and such condition shall have continued for period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Original Principal Amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Original Principal Amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or

                  (5) default in the payment of principal when due or resulting in acceleration of other Indebtedness of the Company, the Guarantor or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Original Principal Amount at maturity of the Securities then outstanding; provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

                  (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under Bankruptcy Law or (B) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (7) the commencement by the Company or the Guarantor of a voluntary case or proceeding under Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor is an involuntary case or proceeding under Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

                  Section 6.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in Original Principal Amount of the Securities then outstanding may declare the Accreted Principal Amount of all of the Securities and any accrued and unpaid cash interest and Contingent Cash Interest, if any, through the date of such declaration, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Accreted Principal Amount and any accrued and unpaid cash interest and Contingent Cash Interest, if any, shall become immediately due and payable.

                  At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section provided, the Holders of a majority in Original Principal Amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue interest and Contingent Cash Interest, if any, on all Securities,

                           (B) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to the date of such payment or deposit at the rate or rates prescribed therefor in such Securities or, if no such rate or rates are so prescribed, at the rate borne by the Securities during the period of such default, and

                           (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  and

                  (2) all Events of Default with respect to the Securities, other than the non-payment of the Accreted Principal Amount of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

If an Event of Default described in clause (6) or (7) occurs and is continuing, then the Accreted Principal Amount of all the Securities issued under this Indenture and then outstanding, together with any accrued and unpaid cash interest and Contingent Cash Interest, if any, through the occurrence of such Event of Default, shall become and be due and payable immediately, without any declaration or other act by the Trustee or any other Holder.

No such waiver or rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

                  Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that (1) in case default shall be made in the payment of any installment of cash interest, including Contingent Cash Interest, if any, on the Securities, as and when the same shall become due and payable, and such default shall have continued for a period of 90 days, or
(2) in case default shall be made in the payment of the principal, including the Accreted Principal Amount, on the Securities on their Maturity and such default shall have continued for a period of five business days then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount that then shall have become due and payable on the Securities for principal, including the Accreted Principal Amount, or cash interest, including Contingent Cash Interest, if any, or both, as the case may be, with interest upon the overdue principal, including the Accreted Principal Amount, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of cash interest, including Contingent Cash Interest, if any, at the rate borne by the Securities during the period of such default; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

                  If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce is rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  Section 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the Guarantor or any other obligor upon the Securities or the property of the Company or the Guarantor or of such other obligor or their creditors, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, shall be emitted and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal, including the Accreted Principal Amount, if any, and interest, including Contingent Cash Interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  Section 6.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, including Contingent Cash Interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
Section 7.07;

                  SECOND: To the payment of the amounts then due and unpaid for the principal amount, including the Accreted Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or cash interest, including Contingent Cash Interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to such amounts due and payable on such Securities; and

                  THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                  Section 6.07. Limitation on Suits. No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

                  (2) the Holders of not less than 25% in Original Principal Amount of the Securities then outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders shall have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.12 during such 60-day period by the Holders of a majority in Original Principal Amount of the Securities then outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable and common benefit of all of such Holders.

                  Section 6.08. Unconditional Right of Holders to Receive Payments. Notwithstanding any other provision in this Indenture, the Holder of any Securities shall have the right, which is absolute and unconditional, to receive payment of the Original Principal Amount, the Accreted Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price and cash interest, including Contingent Cash Interest, if any, on such Securities on the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11 hereof, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to replacement Securities pursuant to Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 6.12. Control by Holders. The Holders of a majority in aggregate Original Principal Amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities; provided, however, that:

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

                  (3) such direction is not unduly prejudicial to the rights of Holders not taking part in such direction, and

                  (4) such direction would not involve the Trustee in personal liability, as the Trustee, upon being advised by counsel, shall reasonably determine.

                  Section 6.13. Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate Original Principal Amount of the outstanding Securities, by written notice to the Trustee (and without notice to any other Holder), may on behalf of the Holders of all of the Securities waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(1) or (2), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default is waived, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.13 shall be in lieu of
Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Original Principal Amount of the outstanding Securities, or to any suit instituted by any Holder pursuant to Section 6.08. This Section 6.14 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.15. Waiver of Stay or Extension Laws. Each of the Company and the Guarantor covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     TRUSTEE

                  Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (a) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

                  (b) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph [(b)] of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12 hereof.

                  (c) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

                  Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(1) or (2) or (ii) any Event of Default of which the Trustee shall have received written notification or otherwise obtained actual knowledge.

                  (h) The rights, privileges, protections, immunities, and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Custodian and other person employed to act hereunder.

                  (i) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or any Affiliate of the Company or the Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

                  Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

                  Section 7.06. Reports by Trustee to the Holders of the Securities. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of the Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any securities exchange or of any delisting thereof.

                  Section 7.07. Compensation and Indemnity. Each of the Company and the Guarantor shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantor, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  Each of the Company and the Guarantor, jointly and severally, shall indemnify the Trustee and its agents against any and all losses, liabilities, claims, damages or expenses (including compensation, fees, disbursements and expenses of Trustee's Agents and counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is judicially determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantor shall not relieve the Company or the Guarantor of its obligations hereunder. The Company and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantor shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company and the Guarantor under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

                  To secure the Company's and the Guarantor's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Accreted Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or cash interest, including Contingent Cash Interest, if any, on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinated to any other liability or Indebtedness of the Company or the Guarantor.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its Agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                  Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in Original Principal Amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in Original Principal Amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Securities of at least 10% in Original Principal Amount of the then outstanding Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company or the Guarantor are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 7.11. Preferential Collection of Claims Against the Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                                    GUARANTEE

                  Section 8.01. Guarantee. Subject to this Article 8, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee for itself and on behalf of such Holder, that: (a) the Accreted Principal Amount of and cash interest, including Contingent Cash Interest, if any, on the Securities will be paid in full when due, whether at Stated Maturity (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of federal Bankruptcy Law), by acceleration, redemption, purchase or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of the Securities, the same shall be paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 8.05 hereof.

                  The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

                  The Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee shall not be discharged as to the Securities except by complete performance of the obligations contained in such Securities, this Indenture and the Guarantee. The Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.

                  The Guarantor hereby agrees that, in the event of a default in payment of the Accreted Principal Amount of or cash interest, including Contingent Cash Interest, if any, on the Securities, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Securities, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company' assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Guarantee is attached hereto as Exhibit D.

                  Section 8.02. Severability. In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 8.03. Priority of Guarantee. The Guarantee shall be unsecured and unsubordinated obligations of the Guarantor, ranking pari passu with all other existing and future unsubordinated and unsecured indebtedness of the Guarantor.

                  Section 8.04. Limitation of Guarantor's Liability. The Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor result in the obligations of the Guarantor under the Guarantee constituting such fraudulent transfer or conveyance.

                  Section 8.05. Subrogation. The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of Section 8.01; provided, however, that, if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

                  Section 8.06. Reinstatement. The Guarantor hereby agrees that the Guarantee provided for in Section 8.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or the Guarantor.

                  Section 8.07. Release of the Guarantor. Concurrently with the discharge of the Securities under Section 10.01, the Guarantor shall be released from all obligations under its Guarantee under this Article 8.

                  So long as no Default exists or, upon the occurrence of the following events, with notice or lapse of time or both, would exist, the Guarantee and any Liens securing the Guarantee shall be automatically and unconditionally released and discharged upon: any sale, exchange, transfer to any Person that is not an Affiliate of the Company of all of the Company' Capital Stock in the Guarantor, which transaction is otherwise in compliance with this Indenture.

                  Section 8.08. Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to the Guarantee are knowingly made in contemplation of such benefits.

                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 9.01. Supplemental Indentures Without Consent of Holders. The Company, the Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

                  (1) to evidence the succession of another corporation or entity to the Company or the Guarantor, or successive successions, and the assumption by the successor corporation or entity of the covenants, agreements and obligations of the Company or the Guarantor, as the case may be, pursuant to Article 5 or Section 11.16 hereof;

                  (2) to add to the covenants of the Company or to add additional rights for the benefit of the Holders of all the Securities or to surrender any right or power herein conferred upon the Company;

                  (3) to secure the Company's obligations under the Securities and this Indenture;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of
         Section 7.08;

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

                  (5) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make such other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect; or

                  (7) to make any change that does not adversely affect the rights of the Holders of the Securities in any material respect.

                  The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

                  Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the outstanding Securities, notwithstanding any of the provisions of Section 9.02.

                  Section 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in Original Principal Amount of the outstanding Securities affected by such supplemental indenture, by act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company, the Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of such Securities under this Indenture; provided, however, that without the consent of the Holder of each outstanding Security, no such supplemental indenture shall:

                  (1) make any change in the manner of calculation or rate of accrual of cash interest, including Contingent Cash Interest, or accretion of the Accreted Principal Amount, reduce the rate of cash interest, including Contingent Cash Interest, specified in the Securities or extend the time for payment of the Accreted Principal Amount or cash interest, including Contingent Cash Interest, if any, on any Security;

                  (2) make any Security payable in money or securities other than that stated in the Security;

                  (3) change the Stated Maturity of any Security;

                  (4) reduce the Original Principal Amount, Accreted Principal Amount, Issue Price, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Security;

                  (5) make any change that adversely affects the right to convert any Security as provided in paragraph 9 of the Securities or pursuant to Article 11 in any material respect;

                  (6) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture in any material respect;

                  (7) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities; or

                  (8) change the provisions of this Indenture that relate to modifying or amending this Indenture.

                  Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

                  It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

                  Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  Section 9.05. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company

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

and the Guarantor and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                                   ARTICLE 10

                           SATISFACTION AND DISCHARGE

                  Section 10.01. Satisfaction and Discharge. When either (a) all Securities that have been authenticated (except Securities that have been replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation, or (b) all Securities that have not been delivered to the Trustee for cancellation have become due and payable and the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee, the Paying Agent (if the Paying Agent is not the Company, the Guarantor or an Affiliate of the Company or the Guarantor) or the Conversion Agent, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars or, if expressly permitted by the terms of the Securities or the Indenture, Common Stock, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company or the Guarantor has paid or caused to be paid all sums payable by it under this Indenture, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture upon demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel at the cost and expense of the Company stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Section 10.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company or, to the extent the Trustee collects any amount pursuant to the Guarantee from the Guarantor, to the Guarantor, upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After the return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 11

                                   CONVERSIONS

                  Section 11.01. Conversion Privilege. A Holder of a Security may convert such Security into shares of Common Stock prior to the close of business on February 14, 2024, at the times permitted by, and subject to the provisions of this Article 11 and provisions of the Securities. Upon determination that Holders are or will be entitled to convert their Securities into Common Stock in accordance with paragraph 9 of the Securities, the Company will issue a press release and use its reasonable efforts to post such determination on the Company's website or through such other public medium as the Company may use at that time. The number of shares of Common Stock issuable upon conversion of each $1,000 of Original Principal Amount of

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

Securities (the "Conversion Rate") shall be determined in accordance with the provisions of the Securities.

                  A Holder may convert a portion of the Original Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                 The Holders' rights to convert Securities into shares of Common Stock is subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock, subject to the last sentence of this paragraph, which notice must be given within two Business Days after the Conversion Date. The amount of cash to be paid pursuant to Section 11.02 hereof for each $1,000 Original Principal Amount of a Security upon conversion shall be equal to the Average Sale Price of the Common Stock for the five consecutive Trading Days immediately following either (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 3.01 hereof, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case, multiplied by the Conversion Rate in effect on such Conversion Date. The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of this Article 11 (other than cash in lieu of fractional shares pursuant to Section 11.03 hereof) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into Common Stock or cash pursuant to Section 11.02 hereof) and is continuing an Event of Default (other than a default in a cash payment upon conversion of such Security).

                  Section 11.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Conversion Agent shall notify the Company of the Conversion Date within one Business Day following the Conversion Date. Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Trustee, written notice of whether such Security shall be converted into shares of Common Stock or paid in cash, unless the Company shall have previously delivered a notice of redemption pursuant to Section 3.01 hereof. If the Company shall have notified the Holder that all or a portion of such Securities shall be converted into shares of Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as promptly as practicable but in any event no later than the tenth Business Day following the Conversion Date, a certificate for the number of full shares of Common Stock deliverable upon the conversion and, if applicable, and except as provided in the last sentence of the third paragraph of Section 11.01 hereof, any cash to be delivered in lieu of Common Stock, and cash in lieu of any fractional share determined pursuant to Section
11.03 hereof. Except as provided in the last sentence in the third paragraph of
Section 11.01 hereof, if the Company shall have notified the Holder that all of such Security shall be paid in cash, the Company shall deliver to the Holder surrendering such Security the amount of cash payable with respect to such Security no later than the tenth Business Day following such Conversion Date. Except as provided in the last sentence in the third paragraph of Section 11.01 hereof, at any time prior to Maturity, the Company may at its option elect by written notice to the Trustee and Holders of the Securities that upon conversion

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

of a Security at any time following the date of such notice, the Company shall be required to deliver cash in an amount at least equal to the Accreted Principal Amount of the Securities converted. If shares of Common Stock are delivered as consideration, then the Person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record of the Company on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

                  No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 11. On conversion of a Security prior to February 15, 2011, except as provided below in the case of certain Securities or portions thereof called for redemption, that portion of accrued and unpaid interest on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Cash Interest, if any) accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), or cash in lieu thereof, shall be treated as issued in exchange for the Original Principal Amount of the Security being converted pursuant to the provisions hereof.

                  On conversion of a Security on or after February 15, 2011, that portion of increases in the Accreted Principal Amount attributable to the period from and including February 15, 2011 through the Conversion Date, and (except as provided below) accrued Contingent Cash Interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued tax original issue discount and the increase in Accreted Principal Amount from the Issue Date through the Conversion Date and accrued Contingent Cash Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                  Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Securities called for redemption pursuant to Article 3 hereof on a Redemption Date that occurs during the period between a Regular Record Date and the Interest Payment Date to which such Regular Record Date relates) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date (both regular cash interest and Contingent Cash Interest, if any) on the Accreted Principal Amount of Securities or portions thereof being surrendered for conversion.

                  Notwithstanding the foregoing, accrued cash interest, if any, including Contingent Cash Interest, if any, will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

                  If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Original Principal Amount of the Securities converted.

                  If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding day that is a Business Day.

                  A Security surrendered for conversion based on (a) the Common Stock price may be surrendered for conversion on a Conversion Date at any time after March 31, 2004 as more fully described in paragraph 9 of the Securities,
(b) the Security being called for redemption may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, (c) a credit downgrade may be surrendered for conversion until the close of business on any Business Day during the period of the continuance of the credit downgrade as more fully described in paragraph 9 of the Security, and (d) upon the occurrence of certain corporate transactions more fully described in paragraph 9 of the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day; but in each of clauses (a), (b), (c) and (d) above, in no event later than the close of business on February 14, 2024.

                   Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Original Principal Amount to the unconverted portion of the Security surrendered.

                  Section 11.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

                  Section 11.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name and any income tax which is imposed on the Holder as a result of the conversion. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

                  Section 11.05. The Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                  Section 11.06. Adjustment for Change in Capital Stock. Except as set forth in Section 11.16 hereof, if, after the Issue Date of the Securities, the Company:

                           (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other Capital Stock;

                           (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                           (c) combines its outstanding shares of Common Stock into a smaller number of shares; or

                           (d) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

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

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

                  Section 11.07. Adjustment for Rights Issue. Except as set forth in Sections 11.16 and 11.21 hereof, if after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days of the issue date for each distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                       (O + N)
                      R' = R x  --------------------
                                   (O + [N x P/M])

                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Sale Price.

                           The Board of Directors shall determine Fair Market
Values for the purposes of this Section 11.07.

                  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

                  Section 11.08. Adjustment for Other Non-Cash Distributions.
(a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its non-cash assets, excluding distributions of Capital Stock or equity interests referred to in Section 11.08(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities but excluding distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07), the Conversion Rate shall be adjusted in accordance with the formula

                                       M
                         R' = R x  ---------
                                     M - F

                           where:

                           R' = the adjusted Conversion Rate.

                           R = the current Conversion Rate.

                           M = the Average Sale Price.

                           F = the Fair Market Value (on the record date for the distribution to which this Section 11.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.08(a) is being applied.

                  The Board of Directors shall determine Fair Market Values for the purposes of this Section 11.08(a).

                  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution to which this Section 11.08(a) applies.

                   (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                           R' =  R x (1 + F/M)

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

                           where:

                           R' = the adjusted Conversion Rate.

                           R = the current Conversion Rate.

                           M = the average of the Post-Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

                           F = the Fair Market Value of the securities distributed in respect of each share of Common Stock in the distribution to which this Section 11.08(b) applies, which shall be determined by multiplying the number of securities distributed in respect of each share of Common Stock in the distribution by the average of the Post-Distribution Prices of those securities for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

                  "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

                  (c) In the event that, with respect to any distribution to which this Section 11.08 would otherwise apply, the difference "M - F" as defined in the formula set forth in this Section 11.08 is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 11.08 shall not be made and in lieu thereof the provisions of Section 11.16 shall apply to such distribution.

                  Section 11.09. Adjustment for Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, then, in such case, the Conversion Rate shall be increased so that the Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                               (i) the numerator of which shall be the Current
              Market Price on such record date; and

                               (ii) the denominator of which shall be the
              Current Market Price on such record date less the amount of cash so distributed applicable to one share of Common Stock (determined as set forth below),

such adjustment to be effective immediately prior to the opening of business on the day following the record date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security on such record date. If any such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment is required to be made as set forth in this Section
11.09 above, such adjustment shall be based upon the full amount of the distribution.

                  Section 11.10. Adjustment for Tender Offers or Exchange Offers. In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding repurchases pursuant to any stock repurchase program approved by the Board of Directors and announced by the Company prior to the date of this Indenture, or any similar program that does not constitute a tender offer) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                           (i)      the numerator of which shall be the sum of
         (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred

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

         to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, and

                           (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  Section 11.11. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

                  All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  Section 11.12. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08, 11.09,
11.10 or 11.16 hereof if Holders of Securities may participate in the transaction. Such participation by Holders of Securities may include participation without conversion or upon conversion; provided, that, if such participation is upon conversion, an adjustment shall be made at such time as the Holders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a the Company plan for reinvestment of dividends or interest.

                  Unless otherwise required by a provision of this Article 11, no adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Company), subject to provisions of the Securities, pursuant to this Article 11, no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

                  No adjustment will be made pursuant to this Article 11 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

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

                  Section 11.13. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Securities a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice of adjustment and an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Holders of Securities at the Company's expense. The Officers' Certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility and shall have no liability with respect to any such certificate and the calculations relating to such adjustment except the duty and responsibility to exhibit the same to any Holder desiring inspection thereof.

                  Section 11.14. Voluntary Increase. the Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Holders of Securities and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07, 11.08, 11.09, 11.10 or 11.16 hereof.

                  Section 11.15. Notice of Certain Transactions. If:

                           (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07, 11.08, 11.09 or 11.10 hereof (unless no adjustment is to occur pursuant to Section 11.12 hereof); or

                           (b) the Company takes any action that would require a supplemental indenture pursuant to Section 11.16; or

                           (c) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders of Securities and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  Section 11.16. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Article 5 hereof (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall, no later than the closing date of such transaction, enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor company, that issuer shall, no later than the closing date of such transaction, join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder was not a constituent Person or an Affiliate of a constituent Person to such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article
11. The successor Company shall mail to Holders of Securities a notice briefly describing the supplemental indenture.

                  If this Section applies, none of Sections 11.06, 11.07, 11.09 nor 11.10 hereof shall apply.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08 hereof, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  Section 11.17. Company Determination Final. Whenever adjustments to the Conversion Rate are called for pursuant to Article 11, such adjustments shall be made to the Conversion Rate as may be necessary or appropriate to effectuate the intent of this Article 11 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11,
11.12, 11.16 or 11.19 hereof is conclusive.

                  Section 11.18. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be and shall have no liability with respect to the calculation of such adjustment. The Trustee has no duty to determine whether a supplemental indenture under Section 11.16 hereof need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company' failure to comply with this Article 11. Each Conversion Agent

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

(other than the Company or an Affiliate of the Company) shall have the same protection under this Section 11.18 as the Trustee.

                  Section 11.19. Simultaneous Adjustments. If more than one issuance, distribution, subdivision, tender offer or combination or other event to which Article 11 applies occurs during the period applicable for calculating adjustments to the Conversion Rate, such adjustments shall be calculated for such period in a manner determined by the Board of Directors to most appropriately reflect the combined impact of such issuance, distribution, tender offer, subdivision or combination or other event on the Conversion Rate of the Common Stock during such period.

                  Section 11.20. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

                  Section 11.21. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of Common Stock or Preferred Stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). If such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in the foregoing sections of this Article 11, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. Notwithstanding the foregoing, if a Holder of Securities exercising its right of conversion after the distribution of Rights pursuant to a "Rights Agreement" is not entitled to receive the Rights that would otherwise be attributable (but for the date of conversion) to the shares of Common Stock to be received upon such conversion, if any, the Conversion Rate will be adjusted as though the Rights were being distributed to holders of Common Stock on the Conversion Date. If such an adjustment is made and such Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on a equitable basis.

                                   ARTICLE 12

                            CONTINGENT CASH INTEREST

                  Section 12.01. Contingent Cash Interest. The Company shall make Contingent Cash Interest payments to the Holders during any six-month period from February 16 to August 15 and from August 16 to February 15, beginning with the six-month period commencing on February 16, 2011 (each a "Semiannual Period"), if, but only if, the Average Security Market Price for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period equals 120% or more of the Relevant Value per Note.

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

During any Semiannual Period when Contingent Cash Interest is payable pursuant to this Section 12.01, each Contingent Cash Interest payment due and payable on each $1,000 Original Principal Amount of Securities for the applicable Semiannual Period, shall equal the annual rate of 0.25% of the Average Security Market Price for the five Trading Day measuring period referred to in the preceding sentence. Contingent Cash Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

                  As used in this Section 12.01, "Relevant Value" means the sum of the Issue Price, accretion in the principal amount from February 15, 2011, and accrued cash interest, if any, on such Security to the day immediately preceding the first day of the applicable Semiannual Period. "Average Security Market Price" means, on any date, the average of the secondary market bid quotations per $1,000 Original Principal Amount of Securities obtained by the Bid Solicitation Agent for $2,500,000 Original Principal Amount of Securities at approximately 4:00 p.m., New York City time, on such date from at least one independent nationally recognized securities dealer (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, that if
(a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,500,000 Original Principal Amount of Securities from a nationally recognized securities dealer or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such date, then the Average Security Market Price for such date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five Trading Days ending on such date, appropriately adjusted, without duplication, to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 11.06. 11.07, 11.08, 11.09 or 11.10 hereof (subject to the conditions set forth in Section 11.12 hereof).

                  The Accreted Principal Amount of the Securities will continue to increase in accordance with the terms of this Indenture and the Securities whether or not Contingent Cash Interest payments are made.

                  Section 12.02. Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved. If payable, Contingent Cash Interest on a Security shall be paid to the Person who is the Holder of that Security on the 15th day preceding the last day of the applicable Semiannual Period (the "Contingent Cash Interest Record Date"). Such payments shall be paid on the last day of the Semiannual Period (in each case, a "Contingent Cash Interest Payment Date"). Each payment of Contingent Cash Interest on any Security shall be paid
(A) if such Security is held in the form of a Global Note, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Security is held in the form of a certificated Security, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Security, interest payable on any Contingent Cash Interest Payment Date will be paid to the Depositary for the purpose of permitting the Depository to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof. Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Semiannual Period, the Company will issue a press release and use its reasonable best efforts to post such information on its website or through such other public medium as the Company may use at the time.

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

                  The Company may unilaterally increase the amount of interest or Contingent Cash Interest it is required to pay but shall have no obligation to do so.

                  Section 12.03. Bid Solicitation Agent. The Company shall appoint a bid solicitation agent (the "Bid Solicitation Agent") to act pursuant to Section 12.01 when necessary. The Company may change the Bid Solicitation Agent at its discretion; provided, however, that the Bid Solicitation Agent may not be an Affiliate of the Company or the Guarantor.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  Section 13.01. Trust Indenture Act Controls. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  Section 13.02. Notices. Any notice or communication required or permitted hereunder to be given by the Company, the Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

                  If to the Company or the Guarantor:

                  c/o American Axle & Manufacturing Holdings, Inc.
                  One Dauch Drive
                  Detroit, Michigan 48211-1198
                  Facsimile:  (313) 758-3897

                  Attention:  General Counsel

                  With a copy to:

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, New York 10022

                  Attention:  Lisa L. Jacobs

                  If to the Trustee:

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

                  BNY Midwest Trust Company
                  2 North LaSalle, Suite 1020
                  Chicago, Illinois 60602
                  Facsimile:  (312) 827-8542

                  Attn:  Corporate Trust Administration

                  The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Section 13.03. Communication by Holders of Securities with Other Holders of Securities. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture (other than under Section
2.02 hereof unless required by the TIA), the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied;

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

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

                  (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

                  Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has or has not been satisfied; and

                  (d) a statement as to whether, in the opinion of such Person, such condition or covenant has or has not been satisfied.

                  Section 13.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or shareholder of the Company or the Guarantor shall have any liability for any obligations of the Company or the Guarantor, as the case may be, under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  Section 13.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 13.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 13.10. Successors. All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 13.11. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 13.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 13.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    Very truly yours,

                                    AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                                    By: /s/ MICHAEL K. SIMONTE
                                        --------------------------------------
                                        Name: MICHAEL K. SIMONTE
                                        Title: TREASURER

                                    AMERICAN AXLE & MANUFACTURING, INC.
                                        as Guarantor

                                    By: /s/  MICHAEL K. SIMONTE
                                        ---------------------------------------
                                        Name: MICHAEL K. SIMONTE
                                        Title: TREASURER

                                    BNY MIDWEST TRUST COMPANY
                                        as Trustee

                                    By: /s/ L. GARCIA
                                        ---------------------------------------
                                        Name: L. GARCIA
                                        Title: ASSISTANT VICE PRESIDENT

                                                                       EXHIBIT A

                                 (Face of Note)

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                        SENIOR CONVERTIBLE NOTE DUE 2024

No. 1                                                         CUSIP: 024061 AA 1
Issue Date: February 11, 2004

Issue Price: $1,000                     Original Principal Amount:  $150,000,000
(for each $1,000 of
Original Principal Amount)

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., a Delaware corporation (herein called the "Company"), promises to pay to Cede & Co. or registered assigns, the Accreted Principal Amount at Maturity on February 15, 2024. This Security is issued with an Original Principal Amount of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000).

                  This Security shall not bear interest except as specified on the other side of this Security. The Accreted Principal Amount of this Security will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                         [SIGNATURES ON FOLLOWING PAGES]

                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated: February 11, 2004

                                    AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                                    By: /s/ MICHAEL K. SIMONTE
                                        ----------------------------------------
                                    Name: MICHAEL K. SIMONTE
                                    Title: TREASURER

                     TRUSTEE'S CERTIFICATE OF AUTHORIZATION

This is one of the Global Securities referred to in the within-mentioned
Indenture:

Dated: February 11, 2004

                                    BNY MIDWEST TRUST COMPANY,
                                    as Trustee

                                    By: /s/ L. GARCIA
                                        ----------------------------------------
                                        (Authorized Signatory)

                                 (BACK OF NOTE)

               Senior Convertible Securities Due February 15, 2024

THE NOTES WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE FOR EACH NOTE WILL BE $1,000 AND THE ISSUE DATE FOR THE NOTES IS FEBRUARY 11, 2004. THE COMPARABLE YIELD FOR THE NOTES IS 4.58% PER ANNUM, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR U.S. FEDERAL INCOME TAX PURPOSES). FOR INFORMATION REGARDING THE YIELD TO MATURITY ON THE NOTES, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES, AND THE PROJECTED PAYMENT SCHEDULE FOR THE NOTES, HOLDERS SHOULD CONTACT THE GENERAL COUNSEL OF AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., AT ONE DAUCH DRIVE, DETROIT, MICHIGAN 48211-1198.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS SECURITY, THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE AND THE GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE GUARANTEE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A ""QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF ANY OF THE FOREGOING WAS THE OWNER OF THIS

SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest in cash on the Original Principal Amount of this Security at the rate per annum of 2.00% from the Issue Date, or from the most recent date to which interest has been paid or provided for, until February 15, 2011. During such period, the Company will pay cash interest semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date"), beginning August 15, 2004, to Holders of record at the close of business on each January 31 and July 31 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Beginning February 15, 2011, this Security shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. From such date, the Original Principal Amount shall commence increasing at the rate of 2.00% per annum to produce the Accreted Principal Amount. At Stated Maturity, the Holder of this Security will receive $1,295.26 for each $1,000 Original Principal Amount of Securities, which is the fully Accreted Principal Amount of this Security on such date, unless the Security has been earlier redeemed or converted, which for each $1,000 Original Principal Amount will be equal to such Original Principal Amount of $1,000 per Security increased by 2.00% per year as provided in the Indenture. The yield will be calculated using a 360-day year composed of twelve 30-day months. If the Accreted Principal Amount hereof or any portion of such Accreted Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated

Maturity of this Security) or if installments of cash interest (including Contingent Cash Interest, if any, pursuant to paragraph 5 hereof) due hereon are not paid when due in accordance with this paragraph, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at 2.00% per year, as the case may be, in effect following the date such overdue amount was due, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, any subsequent increase in the Accreted Principal Amount.

                   Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                  2. Method of Payment. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Purchase Price, Change in Control Purchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Company will pay cash interest from the Issue Date until February 15, 2011, as more fully described in paragraph 1 hereof, and Contingent Cash Interest as more fully described in paragraph 5 hereof. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

                  If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date or Purchase
Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity, Redemption Date, Purchase Date or Change in Control Purchase Date of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity, Redemption Date, Purchase Date or Change in Control Purchase Date to such next succeeding Business Day.

                  3. Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, shall act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

                  4. Indenture. The Company issued the Securities under an Indenture dated as of February 11, 2004 (the "Indenture") between the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security is an obligation of the Company limited to $150 million in aggregate Original Principal Amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

                  5. Contingent Cash Interest. Subject to the conditions of the Indenture and the accrual and record date provisions specified in this paragraph 5, the Company shall pay Contingent Cash Interest to the Holders during any Semiannual Period, with the initial six-month period commencing on February 16, 2011, if, but only if, the Average Security Market Price of the Securities for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable six-month period equals 120% or more of the Relevant Value of such Security.

                  Contingent Cash Interest, if any, will accrue and be payable to Holders of this Security as of the Contingent Cash Interest Record Date. The Accreted Principal Amount of this Security will continue to increase whether or not Contingent Cash Interest is paid.

                  The amount of Contingent Cash Interest payable per $1,000 Original Principal Amount hereof in respect of any Semiannual Period shall equal the annual rate of 0.25% of the Average Security Market Price for the five Trading Day measuring period.

                  Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Semiannual Period, the Company shall issue a press release and use its reasonable efforts to post such information on its web site or through such other public medium it may use at the time.

                  6. Redemption at the Option of the Company. No sinking fund is provided for the Securities. The Securities are redeemable for cash as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below; provided that the Securities are not redeemable prior to February 20, 2011.

                  The table below shows Redemption Prices of a Security per $1,000 Original Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accreted principal calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the increase in the Accreted Principal Amount since the immediately preceding date in the table to, but not including, the Redemption Date.

                                                                         (2)                    (3)
                                                  (1)                  ACCRETED             REDEMPTION
REDEMPTION DATE                             NOTE ISSUE PRICE       PRINCIPAL AMOUNT       PRICE (1) + (2)
---------------                             ----------------       ----------------       ---------------
February 20, 2011 ......................         $1,000                 $ 0.28               $1,000.28

February 15, 2012 ......................          1,000                  20.10                1,020.10

February 15, 2013 ......................          1,000                  40.60                1,040.60

February 15, 2014 ......................          1,000                  61.52                1,061.52

February 15, 2015 ......................          1,000                  82.86                1,082.86

February 15, 2016 ......................          1,000                 104.62                1,104.62

February 15, 2017 ......................          1,000                 126.83                1,126.83

February 15, 2018 ......................          1,000                 149.47                1,149.47

February 15, 2019 ......................          1,000                 172.58                1,172.58

February 15, 2020 ......................          1,000                 196.15                1,196.15

February 15, 2021 ......................          1,000                 220.19                1,220.19

February 15, 2022 ......................          1,000                 244.72                1,244.72

February 15, 2023 ......................          1,000                 269.73                1,269.73

At stated maturity .....................          1,000                 295.26                1,295.26

                  7. Purchase by the Company at the Option of the Holder for Cash. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices, plus accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, per $1,000 Original Principal Amount, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Purchase Date                                 Purchase Price
February 20, 2011                             $1,000.28
February 15, 2014                             $1,061.52
February 15, 2019                             $1,172.58

                  Notwithstanding anything herein or in the Indenture, the Purchase Price (equal to the Issue Price plus increases in the Accreted Principal Amount from the Issue Date to the Purchase Date) may only be paid in cash.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 30 Business Days after the occurrence of a Change in Control of the Company, but in no event prior to the date on which such a Change in Control occurs, for a Change in Control Purchase Price equal to the Issue Price plus increases in the Accreted Principal Amount from February 15, 2011 and accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, to but not including the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

                  A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

                  Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Accreted Principal Amount shall cease to increase and cash interest (including Contingent Cash Interest), if any, shall cease to accrue on such Securities (or portions thereof) on such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Security).

                  8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid cash interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, the Accreted Principal Amount shall cease to increase and cash interest (including Contingent Cash Interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Original Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Original Principal Amount.

                  9.       Conversion.

                  Conversion Based on Sale Price of Common Stock. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Securities into Common Stock on a Conversion Date in any fiscal quarter commencing at any time after March 31, 2004, if, as of the last day of the preceding fiscal quarter, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the most recently ended fiscal quarter, is greater than the conversion trigger price per share. The "conversion trigger price" for any fiscal quarter shall be 125% of the accreted conversion price per share (calculated without giving effect to accrued cash interest, if any) of Common Stock on the last day of such fiscal quarter. Once the foregoing condition is satisfied for any one fiscal quarter, then the Securities will thereafter be convertible at any time at the option of the Holder, through their maturity.

                  The "accreted conversion price per share" of Common Stock as of any day equals the quotient of:

                  - the Issue Price plus any increases in the Accreted Principal Amount from February 15, 2011, if any, to that day; divided by

                  -        the Conversion Rate then in effect.

                  Such accreted conversion price shall be calculated by the Company in accordance with Article 11 of the Indenture.

                  Conversion Upon Credit Ratings Downgrade. Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, the Securities shall be convertible into Common Stock at the election of a Holder on a Conversion Date at any time that the credit rating assigned to the Securities by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies Inc. and its successors is BB or lower and Moody's Investors Service Inc. and its successors is Ba2 or lower. The Securities will cease to be convertible pursuant to this paragraph during any period or periods in which either rating increases above the stated level.

                  Conversion upon Redemption. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, but such Securities may be surrendered for conversion only until the close of business on the second Business Day immediately preceding the Redemption Date.

                  Conversion Upon Certain Distributions. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 11.07 of the Indenture, or a dividend or a distribution described in Section 11.08 of the Indenture and, in the case of a dividend or distribution described in Section 11.08 of the Indenture, the sum of (a) the Fair Market Value, per share, of such dividend or distribution per share of Common Stock, and (b) the quotient of (1) the amount of Contingent Cash Interest paid on the Securities during the Measurement Period divided by (2) the number of shares of Common Stock issuable upon conversion of Securities at the Conversion Rate in effect at the Ex-Dividend Time, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place. For the purposes of this paragraph, the "Measurement Period" with respect to a dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such dividend.

                  Conversion Upon Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.16 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its Security immediately prior to the transaction.

                  A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Rate is 18.0421 shares of Common Stock per $1,000 Original Principal Amount, subject to adjustment in the case of certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. The ability to surrender Securities for conversion will expire at the close of business on February 14, 2024.

                  A Holder's right to convert the Securities into Common Stock is also subject to the Company's right to elect to pay such Holder cash in lieu of delivering shares of Common Stock in accordance with Article 11 of the Indenture. If the Company shall elect to make such payment in shares of Common Stock or a combination of cash and Common Stock, the Company shall deliver notice to the Holder through the Conversion Agent, no later than two Business Days following receipt of a conversion notice.

                  Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be entitled to receive such interest payable on such

Securities on the corresponding Interest Payment Date and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest that the registered Holder is to receive.

                  To convert a Security, a Holder must (a) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (d) pay any transfer or similar taxes, if required.

                  A Holder may convert a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, increases in the Accreted Principal Amount and any accrued and unpaid cash interest, including Contingent Cash Interest, attributable to the period from the Issue Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (or cash in lieu thereof) (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (or cash in lieu thereof) (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for increases in Accreted Principal Amount and any accrued and unpaid cash interest, including Contingent Cash Interest, accrued through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payments) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                  The Conversion Rate will be adjusted in accordance with
Article 11 of the Indenture for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the Issue Date at less than the Sale Price of the Common Stock at the Time of Determination; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions) and certain rights pursuant to stockholder rights plans; certain dividends or distributions of cash; and certain tender offers or exchange offers. The Company from time to time may voluntarily increase the Conversion Rate.

                  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

                  10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 Original Principal Amount and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in Original Principal Amount of the Securities then outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in Original Principal Amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  (8) Defaults and Remedies. Events of Default include: (a) default in the payment of any principal amount (including the Accreted Principal Amount) at maturity or any Redemption Price, Purchase Price, or Change in Control Purchase Price due with respect to the Securities, when the same become due and payable; (b) default in payment of any interest (including Contingent Cash Interest) under the Securities, which default continues for 30 days; (c) the Guarantee ceases to be in full force and effect or is declared null and void or the Guarantor denies that it has any further liability under its guarantee to the Security Holders, or has given notice to such effect (other than by reason of the termination of this Indenture or the release of such guarantee in accordance with this Indenture), and such condition shall have continued for period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Original Principal Amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (d) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Original Principal Amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, (e) default in the payment of principal when due or resulting in acceleration of other Indebtedness of the Company, the Guarantor or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount at maturity of the Securities then outstanding; provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; and (f) certain events of bankruptcy or insolvency affecting the Company or the Guarantor.

                  If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in Original Principal Amount of the Securities then outstanding may declare the Accreted Principal Amount of all of the Securities and any accrued and unpaid cash interest and Contingent Cash Interest, if any, through the date of such declaration, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Accreted Principal Amount and any accrued and unpaid cash interest and Contingent Cash Interest, if any, shall become immediately due and payable.

                  At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section provided, the Holders of a majority in Original Principal Amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if upon satisfaction of the conditions specified in the Indenture.

                  If an Event of Default described in clause (f) above occurs and is continuing, then the Accreted Principal Amount of all the Securities issued under the Indenture and then outstanding, together with any accrued interest and Contingent Cash Interest, if any, through the occurrence of such Event of Default, shall become and be due and payable immediately, without any declaration or other act by the Trustee or any other Holder.

                  No such waiver or rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

                  13. Trustee Dealings with the Company and the Guarantor. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantor or their respective Affiliates, and may otherwise deal with the Company, the Guarantor or their respective Affiliates, as if it were not the Trustee.

                  14. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor, as the case may be, under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. Additional Rights of Holders of Restricted Global Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities shall have all the rights set forth in the Registration Rights Agreement, dated as of February 11, 2004, between the Company, the Guarantor and each of the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  19. Guarantee. The Company's obligations under the Securities are fully and unconditionally guaranteed by the Guarantor.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  American Axle & Manufacturing the Company, Inc.
                  One Dauch Drive
                  Detroit, Michigan 48211-1198
                  Facsimile: (313) 758-3897
                  Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)
--------------------------------------------------------------------------------
and irrevocably appoint---------------------------------------------------------
to transfer this Security on the books of the Company. The agent may substitute another to act for him.
--------------------------------------------------------------------------------

Date:
     ---------------

                                           Your Signature:
                                                          ----------------------
                                           (Sign exactly as your name appears on
                                            the face of this Security)
SIGNATURE GUARANTEE.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the Original Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$_______________________________________________________________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

________________________________________________________________________________

(Insert other person's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)

________________________________________________________________________________

Date: _____________________ Your Signature: ____________________________________

________________________________________________________________________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS SECURITY)

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

American Axle & Manufacturing the Company, Inc.
One Dauch Drive
Detroit, Michigan 48211-1198
Facsimile: (313) 758-3897

Attention: General Counsel

BNY Midwest Trust Company
101 Barclay Street, Fl. 8W
New York, NY 10286
Facsimile: (212) 815-5707

Attn:  Corporate Trust Administration

                  Re: Senior Convertible Securities due 2024

                  Reference is hereby made to the Indenture, dated as of February 11, 2004 (the "Indenture"), between American Axle & Manufacturing Holdings, Inc., as issuer ("the Company"), American Axle & Manufacturing, Inc., as guarantor and BNY Midwest Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________ (the "Transferor") owns and proposes to transfer the Security[s] or interest in such Security[s] specified in Annex A hereto, in the principal amount of $___________ in such Security[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                  [CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    [Insert Name of Transferor]

                                    By:_________________________________________
                                       Name:
                                       Title:

Dated:  _____________,____

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a) a beneficial interest in the 144A Global Security (CUSIP _________), or

         (b)      a Restricted Definitive Security.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      a beneficial interest in the:

                  (i)      144A Global Security (CUSIP ), or

                  (ii)     Unrestricted Global Security (CUSIP ); or

         (b)      a Restricted Definitive Security; or

         (c)      an Unrestricted Definitive Security,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

American Axle & Manufacturing the Company, Inc.
One Dauch Drive
Detroit, Michigan 48211-1198
Facsimile:  (313) 758-3897

Attention:  General Counsel

BNY Midwest Trust Company
101 Barclay Street, Fl. 8W
New York, NY  10286
Facsimile:  (212) 815-5707

Attn: Corporate Trust Administration

                  Re: Senior Convertible Notes due 2024

                              (CUSIP______________)

Reference is hereby made to the Indenture, dated as of February 11, 2004 (the "Indenture"), between American Axle & Manufacturing Holdings, Inc., as issuer ("the Company"), American Axle & Manufacturing, Inc., as guarantor, and BNY Midwest Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the "Owner") owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $____________ in such Security[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the

         "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                             [Insert Name of Owner]

                                             By: _______________________________
                                                 Name:
                                                 Title:

Dated:  ________________, ____

                                                                       EXHIBIT D

                                FORM OF GUARANTEE

                  American Axle & Manufacturing, Inc. (the "Guarantor," which term includes any successor Person under the Indenture dated as of February 11, 2004 among American Axle & Manufacturing Holdings, Inc., as issuer, the Guarantor and BNY Midwest Trust Company, as trustee (the "Indenture")) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions of the Indenture, the due and punctual payment of the principal of and interest or liquidated damages on the Securities, when and as the same shall become due and payable, whether at maturity, redemption, repayment or otherwise, all in accordance with the terms set forth in Article 8 of the Indenture.

                  The obligation of the undersigned to the Holders of the Securities and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

                          [SIGNATURE ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: February 11, 2004

                                            By and on Behalf of:

                                            AMERICAN AXLE & MANUFACTURING, INC.

                                            By: /s/ MICHAEL K. SIMONTE
                                                --------------------------------
                                                Name: MICHAEL K. SIMONTE
                                                Title: TREASURER

                                                                         ANNEX A

                           PROJECTED PAYMENT SCHEDULE*

Comparable Yield = 4.58%, compounded semi-annually

               YEARS 1-7                              YEARS 8-14                             YEARS 15-20
               ---------                              ----------                             -----------

                      PROJECTED PAYMENT                      PROJECTED PAYMENT                       PROJECTED PAYMENT
                   PER $1,000 PRINCIPAL                   PER $1,000 PRINCIPAL                    PER $1,000 PRINCIPAL
           DATE          AMOUNT OF NOTE           DATE          AMOUNT OF NOTE            DATE          AMOUNT OF NOTE
---------------- ----------------------- -------------- ----------------------- --------------- -----------------------
      8/15/2004                  $10.00      8/15/2011                   $0.00       8/15/2018                   $1.87
      2/15/2005                  $10.00      2/15/2012                   $0.00       2/15/2019                   $1.92
      8/15/2005                  $10.00      8/15/2012                   $0.00       8/15/2019                   $1.98
      2/15/2006                  $10.00      2/15/2013                   $0.00       2/15/2020                   $2.03
      8/15/2006                  $10.00      8/15/2013                   $0.00       8/15/2020                   $2.09
      2/15/2007                  $10.00      2/15/2014                   $0.00       2/15/2021                   $2.14
      8/15/2007                  $10.00      8/15/2014                   $0.00       8/15/2021                   $2.20
      2/15/2008                  $10.00      2/15/2015                   $0.00       2/15/2022                   $2.27
      8/15/2008                  $10.00      8/15/2015                   $1.59       8/15/2022                   $2.33
      2/15/2009                  $10.00      2/15/2016                   $1.63       2/15/2023                   $2.39
      8/15/2009                  $10.00      8/15/2016                   $1.68       8/15/2023                   $2.46
      2/15/2010                  $10.00      2/15/2017                   $1.72       2/15/2024               $2,138.61
      8/15/2010                  $10.00      8/15/2017                   $1.77
      2/15/2011                  $10.00      2/15/2018                   $1.82



----------------------------------------
* PROJECTED PAYMENT SCHEDULE BASED ON FIXED RATE EQUIVALENT YIELD TO MATURITY OF 2.0% PER ANNUM. ASSUMES 20 YEAR MATURITY, 40% CONVERSION PREMIUM, $38.59 STOCK PRICE, PUTS IN YEAR 7, 10 AND 15, AND SEVEN YEARS OF CALL PROTECTION. ASSUMES CONTINGENT INTEREST FOR ANY SIX-MONTH PERIOD OF 0.25% OF THE MARKET PRICE OF A NOTE PER ANNUM IF THE MARKET PRICE OF A NOTE EXCEEDS 120% OF SUM OF THE ISSUE PRICE PLUS ACCRETED PRINCIPAL AMOUNT AND ACCRUED CASH INTEREST, IF ANY.